UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 17, 2009 (February 26, 2009)

BLACKROCK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(212) 810-5300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 26, 2009 and March 6, 2009, the Board of Directors (“Board”) of BlackRock, Inc. (“BlackRock”) appointed Brian T. Moynihan and Daniel C. Sontag, to serve as directors of the Board, respectively.  Mr. Moynihan is the President of Global Banking and Wealth Management for Bank of America Corporation (“Bank of America”).  Mr. Sontag is the President of Merrill Lynch Global Wealth Management.  Current Reports on Form 8-K were filed on February 27, 2009 and March 12, 2009 reflecting the respective appointments of Mr. Moynihan and Mr. Sontag (the “Current Reports”).

This Form 8-K/A is being filed to amend Item 5.02(d) of each of the Current Reports.  This amendment provides the disclosure of the transactions between BlackRock and Bank of America, as required by Item 5.02(d) of Form 8-K, which information was previously not included in the Current Reports.  The remainder of the information contained in each of the Current Reports is not amended hereby.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of Directors

The information set forth under the headings “Certain Relationships and Related Transactions — Transactions with Bank of America and its Subsidiaries” and “— Transactions between BlackRock Funds and Client Accounts and Bank of America and its Subsidiaries” of BlackRock’s Proxy Statement on Schedule 14A, filed on April 17, 2009, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2009	BlackRock, Inc. (Registrant) By: /s/ Daniel R. Waltcher Daniel R. Waltcher Managing Director and Deputy General Counsel